Exhibit 10.7

WINN-DIXIE STORES, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

1.	Establishment of Plan

The Winn-Dixie Stores, Inc. Directors’ Deferred Compensation Plan (the “Plan”) is established by Winn-Dixie Stores, Inc. (the “Company”) for eligible members of the Board of Directors (the “Board”) of the Company effective March 15, 2007.

2.	Eligibility

Each person who is elected to be a member of the Board and who is not an employee of the Company or any of its subsidiaries is eligible to elect to participate in the Plan.

3.	Participation

a)	Election to Participate

An eligible Board member may elect to become a participant in the Plan (a “Participant”) and defer all or a portion of the fees to which he or she may thereafter be entitled as a Director (with the exception of travel expenses and fees paid in the form of stock, stock units or stock options) by timely completing and signing an Election to Participate in the Winn-Dixie Stores, Inc. Directors’ Deferred Compensation Plan Form (“Election Form”), a copy of which is attached as Exhibit A. If a Director elects to become a Participant and defer fees upon initial election to the Board, such Participant must execute an election to defer fees within 30 days after first becoming a Director. Such election shall apply with respect to fees earned beginning on the date the Director is initially elected to the Board and ending on the last day of that calendar year. Otherwise, elections to become a Participant and defer fees for a year must be made prior to the first day of the calendar year and will be irrevocable for the year. The “year” for election purposes is the calendar year. If a Participant fails to make an election within thirty (30) days of the date the individual is initially elected to the Board, the individual will not be eligible to participate until the following year. If a Participant fails to make a deferral election change prior to the beginning of a year, the Participant’s current deferral election shall remain in effect for the year. Once a year begins, the Participant’s deferral election or deemed deferral election is irrevocable for the year.

b)	Election of Investment Method

A Director electing to participate shall designate in his or her deferral election whether his or her fees are to be credited to an “Income Account” or to a “Stock Equivalent Account”, or divided in any manner between such Accounts. Such investment election may be amended only at the times and in the methods described in paragraph 3(a), above. A Participant may elect to apply a new investment election either (i) to all of the Participant’s Accounts,

Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

including existing and future amounts, or (ii) only for amounts deferred following the effective date of the election, with existing amounts remaining invested pursuant to the Participant’s investment election in effect prior to the new election. Any change of investment election must be submitted in writing using an Election Form and received by the Company before the first day of the year for which it is intended to be effective. Absent such amendment, an investment designation shall be effective for all subsequent years during which the Participant continues to participate.

c)	Distribution Election and Designation of Beneficiary/Beneficiaries

A Participant electing to participate for a year shall both (i) elect the form of receipt of payment of benefits deferred under this Plan upon separation from service as a Director for benefits deferred under this Plan for the year and (ii) designate the beneficiary/beneficiaries (if any) who shall receive benefits under this Plan in the event of the Participant’s death. Such distribution election is irrevocable for the benefits deferred for the year, and any subsequent distribution election for a later year shall not apply to amounts deferred in prior years. If a Participant fails to make a new distribution election prior to the beginning of a year, the Participant’s current distribution election shall remain in effect for the subsequent years for all amounts deferred in such years until a new distribution election is made (effective the first day of the next year). Once a year begins, the Participant’s distribution election or deemed distribution election is irrevocable for the year. Any distribution election must be submitted in writing using an Election Form and received by the Company before the first day of the year for which it is intended to be effective. A Participant may change the designation of his or her beneficiary/beneficiaries at any time by completing a new Election Form. The new beneficiary designation shall apply to all amounts deferred under the Plan for all years both prior to and subsequent to the designation (not just the year for which the deferral election is made) and shall be effective when received by the Company. The most recent Election Form designating the Participant’s beneficiary/beneficiaries shall control the payment of all benefits under the Plan in the event of a Participant’s death.

4.	Operation of Plan

a)	Income Account

An electing Participant’s fees otherwise payable shall be credited as a dollar amount to the Participant’s Income Account on the date the fee would have otherwise been paid. At the end of each calendar quarter, each Participant’s Income Account will be credited with interest at an annual rate equal to the prime interest rate then in effect at Wachovia Bank, N.A.. Interest shall be computed on the basis of the average closing monthly credit balance in the Participant’s Income Account during such quarter.

Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

b)	Stock Equivalent Account

The dollar amount of an electing Participant’s fees, otherwise payable on the date the fee would have otherwise been paid, shall be converted into Stock Equivalent Shares equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with such dollar amount at the closing market price for such stock on that date, or if that date is not a trading date, on the next preceding date.

On each dividend payment date, an amount equal to the cash dividend which would have been payable had the Participant been the actual owner of the number of shares of the Company’s common stock reflected as Stock Equivalent shares in his or her Stock Equivalent Account, shall be credited to such account, and such amount shall be converted to equivalent shares, as set forth above, based on the market price of the common stock on such dividend payment date. Stock Equivalent shares shall be appropriately adjusted in the event of any stock dividends, stock splits or any other similar changes in the Company’s common stock.

5.	Payments

a)

Payment of Participants’ Accounts shall be made in cash in either a single lump-sum payment or in annual installments for a period of either five (5) or ten (10) years. A lump sum payment will be made on January 15th of the year following termination of service. If annual installments are elected, each annual installment shall be on January 15th of each year beginning with January 15th of the year following termination of service. Notwithstanding anything contained herein to the contrary, the Company may in its sole discretion accelerate payment of a Participant’s Accounts at any time after his or her separation from service but only to the extent specifically allowed under Internal Revenue Code Section 409A and the regulations thereunder (e.g., for payment of certain taxes).

b)	At any time that amounts remain in a Participant’s Accounts following separation from service, such Participant’s Accounts shall be appropriately adjusted from time to time in accordance with paragraphs 4(a) and 4(b), above.

c)	Subject to paragraph 6(a), in the event of a Participant’s death, payment of the Participant’s Accounts, or the remaining portion of such Accounts, will be made to his or her beneficiary or beneficiaries in a lump sum payment on January 15th of the year following the Participant’s death.

Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

6.	General

a)	In accordance with paragraph 3(c), above, each Participant or former Participant entitled to payment of deferred fees hereunder from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any such deferred fees are to be paid in case of his or her death before he or she receives any or all of such fees. Each designation will revoke all prior designations, shall be in form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his or her lifetime. In the absence of any such designation, any fees remaining unpaid at a Participant’s or former Participant’s death shall be paid to his or her estate in a lump sum payment on January 15th of the year following the Participant’s death.

b)	Establishment of the Plan and coverage of any person shall not be construed to confer any right on the part of such person to be nominated for re-election, or to be re-elected, to the Board.

c)	Deferred fees hereunder are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. To the extent allowed by Code Section 409A and other applicable law, when a person entitled to a payment under the Plan is under legal disability or, in the Company’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the Company may direct that payment be made to such person’s legal representative, if any, and if none the Company may at its election make payment to such person’s spouse or otherwise apply such payment for such person’s benefit in any manner it deems proper. Any payment made in accordance with the preceding sentence shall be in complete discharge of the obligation of the Company or any of its subsidiaries to make such payment under the Plan.

d)	The establishment of Income Account and/or Stock Equivalent Account for a Participant shall give him or her no right or security interest in any asset of the Company or any of its subsidiaries, and no trust relationship with respect to such accounts is intended. Each Participant shall be eligible only to receive payments from his or her Income Account and/or Stock Equivalent Account as provided under the terms of the Plan, and such right shall be no greater than the right of any unsecured creditors of the Company. A Participant’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary or beneficiaries.

e)	A Stock Equivalent Account for a Participant shall give him or her no right to receive any unissued shares of common or any other class of stock of the Company. No payment shall be made in shares of common or other class of stock of the Company.

Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

f)	It is intended that the Company is under a contractual obligation to make payments with respect to a Participant’s account when due. Payment of account balance amounts pursuant to Section 5, above, shall be made out of the general funds of the Company without any restriction of the assets of the Company relative to the payment of such contractual obligations. The Plan is, and shall operate as, an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

7.	Amendment and Discontinuance

The Company hereby reserves the right to amend the Plan. The Company further reserves the right to discontinue the Plan within twelve (12) months following a change of control of the Company as defined in Code Section 409A and the regulations thereunder or in any other circumstance allowed by Code Section 409A and the regulations thereunder. Any amendment or discontinuance of the Plan shall be prospective in operation only and shall not affect the payment of any deferred fees theretofore earned by any Participant or former Participant. Any amendment or discontinuance must comply with the requirements of Code Section 409A.

This Plan will be amended to the extent necessary to comply with applicable law, including, but not limited to, Code Section 409A.

8.	Merger, Consolidation or Acquisition

In the event of a merger, consolidation, or acquisition constituting a change of control as defined in Code Section 409A, the Plan may be terminated within twelve (12) months of the date of such change of control. In the event of such termination, all fund balances in the Income and/or Stock Equivalent Accounts will be paid in full in a single lump sum as of the date of consummation of such merger, consolidation or acquisition constituting a change of control, notwithstanding any other provisions of the Plan to the contrary to the extent allowed by Code Section 409A.

9.	Withholding of Taxes

The Corporation shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

10.	Applicable Law

This Plan shall be governed and construed in accordance with the laws of the State of Florida.

11.	Effective Date

This Plan shall be effective as of March 15, 2007.

Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

Approved by the Board of Directors as of March 15, 2007.

WINN-DIXIE STORES, INC.

By:

Its:

Date:

ATTEST:

By:

Its:

EXHIBIT A

ELECTION TO PARTICIPATE IN THE WINN-DIXIE STORES, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

I.	ELECTION TO PARTICIPATE

I have been notified by Winn-Dixie Stores, Inc. that, as an eligible non-employee member of the Board of Directors of Winn-Dixie Stores, Inc., I am eligible to participate in this Directors’ Deferred Compensation Plan (“Plan”) to elect to defer all or a portion of my Director fees (other than travel expenses or fees received in stock, stock units or stock options). I acknowledge that I have received a copy of the Plan and have read and understand its terms. I further acknowledge that I must elect to participate either (i) within 30 days of my election to the Board for my initial year or (ii) prior to the beginning of the calendar year (which is defined as January 1 to December 31) for each subsequent year. I hereby elect as follows:

I hereby elect TO PARTICIPATE in the Plan and to defer % of my fees under the Plan (must be a whole percentage between 1% and 100%). (ALSO COMPLETE PARTS II, III, IV AND V BELOW).

I UNDERSTAND THAT THIS DEFERRAL ELECTION IS IRREVOCABLE FOR THE YEAR FOR WHICH IT IS MADE. I UNDERSTAND THAT I MAY CHANGE THIS ELECTION FOR ANY SUBSEQUENT YEAR BY COMPLETING AND SUBMITTING A NEW ELECTION FORM PRIOR TO THE BEGINNING OF THE SUBSEQUENT YEAR.

* * * * *

II.	ELECTION OF INVESTMENT METHOD

I understand that all amounts that I defer under the Plan will remain in the general assets of Winn-Dixie Stores, Inc. and will not be segregated or invested in a separate account on my behalf. However, for purposes of calculating the income to be credited to my deferrals, I elect the following as described in the Plan (CHOOSE A, B, OR A COMBINATION OF A AND B):

A.	Income Account (Designate a percentage (%) of your deferral to be applied from 0% to 100%. Section II’s combined percentages cannot exceed 100%.)

B.	Stock Equivalent Account (Designate a percentage (%) of your deferral to be applied from 0% to 100%. Section II’s combined percentages cannot exceed 100%.)

This election applies to (CHOOSE A OR B):

A.	My total Account under the Plan (including existing and future deferrals).

B.	My future deferrals only (effective for the first Plan Year after this election), with my existing Account remaining invested in accordance with my prior election.

Election to Participate in Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

I UNDERSTAND THAT THIS INVESTMENT ELECTION IS IRREVOCABLE FOR THE YEAR FOR WHICH IT IS MADE. I FURTHER UNDERSTAND THAT THIS ELECTION APPLIES FOR ALL SUBSEQUENT YEARS UNLESS A NEW ELECTION FORM IS SUBMITTED. I UNDERSTAND THAT I MAY CHANGE THIS ELECTION FOR ANY SUBSEQUENT YEAR BY COMPLETING AND SUBMITTING A NEW ELECTION FORM PRIOR TO THE BEGINNING OF THE SUBSEQUENT YEAR AND THAT I WILL CHOOSE WHETHER MY NEW ELECTION APPLIES TO ALL AMOUNTS DEFERRED (BOTH THOSE EXISTING AT THE TIME OF THE NEW ELECTION AND SUBSEQUENT DEFERRALS) OR ONLY TO FUTURE DEFERRALS.

* * * * *

III.	DISTRIBUTION ELECTION

I understand that all amounts that I defer under this Plan for a year will be distributed to me based on my distribution election for amounts deferred for that year. I also understand that my distribution election will remain effective for amounts deferred in future years unless and until I make a new distribution election for amounts deferred in subsequent years by filing a new Election Form to designate the new distribution election. I hereby elect to have my benefits under the Plan distributed to me as follows:

            A. In a single lump sum payment as described in the Plan.

            B. In annual installments over five (5) years as described in the Plan.

            C. In annual installments over ten (10) years as described in the Plan.

I UNDERSTAND THAT THIS DISTRIBUTION ELECTION IS IRREVOCABLE FOR THE YEAR FOR WHICH IT IS MADE. I UNDERSTAND THAT I MAY CHANGE THIS ELECTION FOR ANY SUBSEQUENT YEAR BY COMPLETING AND SUBMITTING A NEW ELECTION FORM PRIOR TO THE BEGINNING OF THE SUBSEQUENT YEAR AND THAT MY ELECTION APPLIES TO ALL AMOUNTS DEFERRED IN ALL SUBSEQUENT YEARS UNLESS A NEW ELECTION FORM IS SUBMITTED. I FURTHER UNDERSTAND THAT A NEW DISTRIBUTION ELECTION DOES NOT APPLY TO AMOUNTS DEFERRED IN YEARS PRIOR TO THE FIRST PLAN YEAR AFTER MY NEW ELECTION BECOMES EFFECTIVE.

* * * * *

2

Election to Participate in Winn-Dixie Stores, Inc.

Directors Deferred Compensation Plan

IV.	DESIGNATION OF BENEFICIARY/BENEFICIARIES

In the event of my death prior to receipt of all benefits payable to me hereunder, I hereby designate the following beneficiary/beneficiaries to receive payment of my remaining benefits in accordance with the terms of the Plan:

A.	Primary Beneficiary/Beneficiaries (to be paid in equal shares):

Name	Address	Telephone

Name	Address	Telephone

B.	Contingent/Successive Beneficiary/Beneficiaries (to be paid in equal shares if the Primary Beneficiary/Beneficiaries does/do not survive until all payments are made):

Name	Address	Telephone

Name	Address	Telephone

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V.	ACKNOWLEDGMENT AND SIGNATURE

I ACKNOWLEDGE THAT I HAVE RECEIVED A COPY OF THE PLAN AND AGREE TO BE BOUND BY ITS TERMS.

Name

Date

WITNESS

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